Exhibit 99.1

Contacts:	Lauren J. Muzzy	Tom N. Rasmussen
	VP/Corporate Relations Officer	President
	ACNB Bank	New Windsor Bancorp, Inc.
	(717) 339-5103	(410) 549-1414

FOR IMMEDIATE RELEASE

ACNB CORPORATION TO ACQUIRE NEW WINDSOR BANCORP, INC.

IN NORTHERN MARYLAND

GETTYSBURG, PA, November 22, 2016 — ACNB Corporation (NASDAQ: ACNB) (“ACNB”), the parent financial holding company of ACNB Bank, a Pennsylvania state-chartered, FDIC insured community bank headquartered in Gettysburg, PA, announced today the execution of a Definitive Agreement whereby New Windsor Bancorp, Inc. (OTCPink: NWID) (“New Windsor”) will be merged with and into an ACNB acquisition subsidiary and, as soon as possible thereafter, New Windsor State Bank, New Windsor’s wholly-owned subsidiary bank, will merge with and into ACNB Bank. Two directors from New Windsor will join the boards of ACNB and ACNB Bank, respectively, and ACNB Bank will operate in the Maryland market as “New Windsor Bank, a division of ACNB Bank.”

Thomas A. Ritter, ACNB Corporation President and Chief Executive Officer, stated, “ACNB Corporation has an established tradition of enhancing long-term shareholder value. We view this transaction as part of that tradition. ACNB Corporation was built over the past 150 years by hard-working individuals coming together to effectively compete, grow, and create a better community bank.”

Frank “Rusty” Elsner, III, ACNB Chairman of the Board, added, “We are very pleased to partner with New Windsor Bancorp, Inc., an organization that shares a similar culture and business philosophy. This new partnership will enable ACNB Corporation to profitably grow in a desirable market that is adjacent to our current footprint. We are also pleased to invite two directors from the New Windsor Bancorp, Inc. and New Windsor State Bank boards of directors to the boards of directors of ACNB Corporation and ACNB Bank. We believe they will provide valuable insight into this new market as we look to successfully execute our strategic plan.” Based on the financial results as of September 30, 2016, the combined company would have pro forma total assets of $1.52 billion, total deposits of $1.24 billion, and loans of $1.13 billion.

Once the merger is complete, ACNB will have 29 retail banking offices in Pennsylvania and Maryland -— offering a full range of integrated financial services, including banking, trust, brokerage, mortgage and insurance, as well as full-service ATMs. ACNB indicated that since this is a market expansion transaction, many of New Windsor State Bank employees will be retained, specifically in the areas of lending, customer contact and retail.

At their election, New Windsor shareholders will receive 1.10 shares of ACNB common stock or $30.00 cash for each share of New Windsor common stock that they own as of the closing date. The transaction is subject to an election and allocation procedure that will result in 85% of the consideration being paid as ACNB common stock and 15% of the consideration being paid in cash. The 15% paid in cash will be paid on the basis of $30.00 per share.

Based on the market close on November 21, 2016, the transaction is valued at $33,294,000 or $33.11 per share. The transaction is intended to qualify as a tax-free reorganization for federal income tax purposes.

As of September 30, 2016, New Windsor had total assets of $311.1 million, total deposits of $272.9 million and total loans of $262.2 million.  Speaking on behalf of New Windsor, Tom N. Rasmussen, President, said, “We are pleased to join forces with a company that has laid a clear course for the future, and one in which we believe meets the objectives of all our constituencies. New Windsor State Bank has been part of the Northern Maryland community for more than 80 years with origins that date back to 150 years. With ACNB Corporation as our partner, we believe that the resources, capital, expertise, experience, and common culture are there for us to profitably grow in this market for years to come. I look forward to remaining in Northern Maryland and serving as Market President of New Windsor Bank, a division of ACNB Bank.”

The transaction has been unanimously approved by the boards of directors of both companies. It is subject to New Windsor stockholder approval, regulatory approvals and other customary closing conditions. Currently, the transaction is expected to close late in the second quarter or early in the third quarter of 2017. Overall, ACNB believes this transaction will allow for profitable growth and an enhanced footprint while maintaining a prudent cost structure.

D. Arthur Seibel, Jr., New Windsor Chairman of the Board, speaking on behalf of the New Windsor board of directors, said, “We believe we have put together a transaction with ACNB Corporation that meets all of our objectives and principally delivers great value to our shareholders.”

James P. Helt, ACNB Bank President, stated, “It is not often that we can say we have found a community banking partner that shares many of the same successful attributes. This certainly will help make the transition a more efficient and seamless process for our customers and employees. We look forward to welcoming New Windsor to the ACNB family.”

Bybel Rutledge LLP is serving as legal counsel and Commonwealth Advisors, Inc. is serving as financial advisor to ACNB Corporation. BuckleySandler LLP is serving as legal counsel and Sandler O’Neill + Partners, LP is serving as financial advisor to New Windsor Bancorp, Inc.

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About ACNB Corporation

ACNB Corporation, headquartered in Gettysburg, PA, is the financial holding company for the wholly-owned subsidiaries of ACNB Bank, Gettysburg, PA, and Russell Insurance Group, Inc., Westminster, MD. As of September 30, 2016, ACNB Corporation had total assets of $1.2 billion, total deposits of $965.5 million and total loans of $872.0 million.  Originally founded in 1857, ACNB Bank serves its marketplace via a network of 22 retail banking offices located in the four southcentral Pennsylvania counties of Adams, Cumberland, Franklin and York.  In addition, the Bank operates a loan office in York, PA.  Russell Insurance Group, Inc. offers a broad range of commercial and personal insurance lines with licenses in 42 states, including Pennsylvania and Maryland, through offices in Westminster, Carroll County, and Germantown, Montgomery County, MD.  For more information regarding ACNB Corporation and its subsidiaries, please visit www.acnb.com.

About New Windsor Bancorp, Inc.

New Windsor Bancorp, Inc., headquartered in Taneytown, MD, is a Maryland chartered corporation and a bank holding company for the wholly-owned subsidiaries of New Windsor State Bank and New Windsor Capital Trust I as well as one indirect subsidiary, New Windsor Holdings, LLC (owned by the Bank). The stock of the holding company trades under the symbol “NWID”. New Windsor State Bank is a community oriented financial institution, organized in 1864 as Charter 747 as the First National Bank of New Windsor, and reorganized as a state chartered bank in 1932. The Bank provides a broad range of commercial and consumer banking services to individuals, small and medium-sized businesses and professionals in Carroll County, Maryland and the adjacent counties of Maryland and Pennsylvania. The Bank currently operates seven full service banking offices, located in New Windsor, Mt. Airy, Westminster, Taneytown, Hampstead and Eldersburg, Maryland, along with seven automated teller machines (“ATMs”). For more information regarding New Windsor Bancorp, Inc. and its subsidiaries, please visit www.newwindsorbank.com.

Caution Regarding Forward-Looking Statements

This information presented herein contains forward-looking statements. These forward-looking statements include, but are not limited to, statements about (i) the benefits of the proposed merger between ACNB and NW Bancorp, (ii) ACNB’s and NW Bancorp’s plans, obligations, expectations and intentions and (iii) other statements presented herein that are not historical facts.

Words such as “anticipates,” “believes,” “intends,” “should,” “expects,” “will,” and variations of similar expressions are intended to identify forward-looking statements. These statements are based on the beliefs of the respective managements of ACNB and NW Bancorp as to the expected outcome of future events and are not guarantees of future performance. These statements involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, and degree of occurrence. Results and outcomes may differ materially from what may be expressed or forecasted in forward-looking statements. Factors that could cause results and outcomes to differ materially include, among others, the ability to obtain required regulatory and stockholder approvals and meet other closing conditions to the transaction; the ability to complete the merger as expected and within the expected timeframe; disruptions to customer and employee relationships and business operations caused by the merger; the ability to implement integration plans associated with the transaction, which integration may be more difficult, time-consuming or costly than expected; the ability to achieve the cost savings and synergies contemplated by the merger within the expected timeframe, or at all; changes in local and national economies, or market conditions; changes in interest rates; regulations and accounting principles; changes in policies or guidelines; loan demand and asset quality, including real estate values and collateral values; deposit flow; the impact of competition from traditional or new sources; and the other factors detailed in ACNB’s publicly filed documents, including its Annual Report on Form 10-K for the year ended December 31, 2015. ACNB and NW Bancorp assume no obligation to revise, update, or clarify forward-looking statements to reflect events or conditions after the date of this report.

Additional Information about the Merger and Where to Find It

This information presented herein does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In connection with the proposed merger, ACNB will file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 with respect to the offering of ACNB common stock as the merger consideration under the Securities Act of 1933, as amended, which will include a proxy statement of NW Bancorp and a prospectus of ACNB. A definitive proxy statement/prospectus will be sent to the shareholders of NW Bancorp seeking the required stockholder approvals. Before making any voting or investment decision, investors and security holders are urged to read the registration statement and proxy statement/prospectus and other relevant documents when they become available because they will contain important information about ACNB, NW Bancorp, and the merger.

Investors and security holders will be able to obtain free copies of these documents through the website maintained by the SEC at http://www.sec.gov. Investors and security holders may also obtain free copies of these documents by directing a request by telephone or mail to ACNB Corporation, 16 Lincoln Square, P.O. Box 3129, Gettysburg, PA 17325; (717) 339-5103, or by directing a request by telephone or mail to New Windsor Bancorp, Inc., 222 E. Baltimore Street, Taneytown, MD 21787; (410) 756-1580.

NW Bancorp and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of NW Bancorp in connection with the merger. Information about the directors and executive officers of NW Bancorp and their ownership of NW Bancorp common stock may be obtained by reading the proxy statement/prospectus regarding the merger when it becomes available. Additional information regarding the interests of these participants and other persons who may be deemed participants in the merger may be obtained by reading the joint proxy statement/prospectus regarding the merger when it becomes available.